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                                                                   Exhibit 23.10

December 3, 2001

To the Directors of Toreador Resources Corporation
Dallas, Texas

We are aware of the inclusion of our Compilation Report and Comments for United States Readers on Differences Between Canadian and United States Reporting Standards, both dated November 28, 2001, relating to the compilation of the pro forma consolidated financial statements of Toreador Resources Corporation in the Registration Statement (Form S-4 No. 33-72314) of Toreador Resources Corporation for the registration of 6,800,000 shares of its common stock.

Dallas, Texas
December 3, 2001                                     /s/ ERNST & YOUNG LLP
                                                     -----------------------
                                                         Ernst & Young LLP